Exhibit 99(c)

JPMorgan Institutional Trust

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints George C. W. Gatch, Robert L. Young, Patricia A. Maleski, Jessica K. Ditullio, Stephen M. Benham, Nancy E. Fields, Elizabeth A. Davin, John T. Fitzgerald, Michael C. Raczynski, Alaina V. Metz, Stephen M. Ungerman, Suzanne E. Cioffi and Thomas J. Smith, and each of them, as his or her true and lawful attorney-in-fact and agent with full power and substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or ay state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or officer of the Trusts, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Stephanie J. Dorsey
Stephanie J. Dorsey

Dated June 21, 2006.